Exhibit 99.1

[LETTERHEAD OF OMNIVISION]

H. Gene McCown	Philip Bourdillon / Gene Heller
Chief Financial Officer	Silverman Heller Associates
408-542-3000	310-208-2550

OMNIVISION TECHNOLOGIES REPORTS FOURTH-QUARTER

AND FISCAL-YEAR 2003 RESULTS

SUNNYVALE, Calif. – June 11, 2003 – OmniVision Technologies, Inc. (Nasdaq NM: OVTI) reported that in the fourth quarter of its fiscal year ended April 30, 2003, it earned $6.1 million, or $0.24 per diluted share, on revenues of $39.9 million, compared to net income of $1.6 million, or $0.07 per diluted share, on revenues of $13.1 million in the fourth quarter of fiscal 2002.

For its fiscal year 2003, OmniVision reported net income of $15.3 million, or $0.61 per diluted share, on revenues of $109.0 million, compared to a net loss of $1.3 million, or $0.06 per basic share, on revenues of $46.5 million in fiscal 2002. Fiscal 2002 results reflected a second-quarter charge of $3.5 million related to a litigation settlement.

For the three months ended April 30, 2003, gross profit was $15.4 million, or 38.4% of revenues, and included approximately $1.1 million from the sale of previously written-off inventory; without the sale of previously written-off inventory, gross margin would have been 36.8%, and net income would have been approximately $5.3 million, or $0.21 per diluted share. In the comparable period a year ago, gross profit was $6.6 million, or 50.2% of revenues, and included approximately $1.7 million from the sale of previously written-off inventory; without the sale of previously written-off inventory, fourth-quarter 2002 gross margin would have been 42.7%, and the net loss would have been approximately $0.1 million, or $0.01 per basic share.

Because profits in fiscal year ended April 30, 2003 exceeded expectations, the tax rate for the three months ended April 30, 2003 increased to 33% from 19% in the prior quarter, to produce a blended tax rate of 24% for the four quarters of fiscal year ended April 30, 2003.

For the fiscal year ended April 30, 2003, gross profit was $42.1 million, or 38.6% of revenues, and included approximately $3.2 million from the sale of previously written-off inventory; without the sale of previously written-off inventory, gross margin for the year would have been 36.8%, and net income would have been $12.9 million, or $0.51 per diluted share.

Direct sales to original equipment manufacturers and value-added resellers accounted for approximately 61% of revenues, with the balance of approximately 39% coming from sales through the Company’s distributors. Research and development expenses were $3.3 million, or 8.3% of revenues, compared to $3.1 million, or 10.3% of revenues, in the prior

OmniVision Reports Fourth-Quarter and Fiscal-Year 2003 Results / page 2 quarter. Selling, marketing, general and administrative expenses were $3.1 million, or 7.8% of revenues, compared to $2.9 million, or 9.4% of revenues, in the prior quarter.

As of April 30, 2003, the Company had $60.7 million in cash and short-term investments, $80.9 million in working capital, no debt, and stockholders’ equity of $96.5 million.

For the quarter ending July 31, 2003, the Company currently expects to report earnings in a range of $0.18 to $0.19 per diluted share, on revenues of $41 to $43 million; these expectations do not presume the sale of any previously written-off inventory.

About OmniVision

OmniVision Technologies designs, develops and markets high performance, highly integrated and cost efficient semiconductor image sensor devices. Our main product, an image sensing device called the CameraChip, is used to capture an image in a wide variety of consumer commercial mass market applications including digital still cameras, cell phones and video game consoles. OmniVision believes that its highly integrated CameraChips enable camera device manufacturers to build camera products that are smaller, consume less power, cost less and are less complex and more reliable than cameras using either traditional CCDs or multiple chip CMOS image sensors. OmniVision believes that it supplies one of the most highly integrated single chip CMOS image sensor solutions available today. OmniVision’s CameraChips are currently used in a number of consumer and commercial applications such as digital still and video cameras, cell phones, personal digital assistants, personal computer cameras, toys and games, including interactive video games, and security surveillance cameras.

OmniVision and CameraChip™ are trademarks of OmniVision Technologies, Inc.

Safe Harbor

Certain statements in this press release, including statements relating to the Company’s expectations regarding revenues and earnings for the quarter ending July 31, 2003, are forward-looking statements that are subject to risks and uncertainties. These risks and uncertainties, which could cause the forward looking statements and OmniVision’s results to differ materially, include, without limitation: the degree to which intense competition might affect the Company’s ability to compete successfully in its current markets and in emerging markets; the failure to obtain design wins from camera and cell phone manufacturers, which could inhibit the Company’s ability to diversify its customer base; problems with wafer manufacturing yields, which could result in higher operating costs and adversely affect the Company’s revenues and earnings; the Company’s dependence upon a few key customers, which could adversely affect its revenues and earnings; a decline in the average selling price of the Company’s products, which could result in a decline in its gross margins; the failure of demand for the Company’s products in current markets and emerging markets to meet the Company’s expectations, which could result in lower revenues and earnings; and the other risks detailed from time to time in OmniVision’s Securities and Exchange Commission filings and reports, including, but not limited to, OmniVision’s quarterly reports filed on Form 10-Q. OmniVision disclaims any obligation to update information contained in any forward-looking statement.

(Financial tables follow)

OmniVision Reports Fourth-Quarter and Fiscal-Year 2003 Results

June 11, 2003

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	April 30,
	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$50,438	$55,803
Short-term investments	10,224	2,002
Accounts receivable, net	19,133	10,787
Inventories	13,642	3,244
Refundable and deferred income taxes	7,642	3,066
Prepaid expenses and other assets	1,195	987

Total current assets	102,274	75,889
Property, plant and equipment, net	12,456	6,164
Long-term investments	2,845	—
Other non-current assets	378	288

Total assets	$117,953	$82,341

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,528	$5,865
Accrued expenses and other liabilities	8,037	4,306
Deferred revenue	2,845	651

Total current liabilities	21,410	10,822

Stockholders’ equity:
Common stock	23	22
Additional paid-in capital	104,848	95,469
Deferred compensation related to stock options	(159)	(479)
Accumulated deficit	(8,169)	(23,493)

Total stockholders’ equity	96,543	71,519

Total liabilities and stockholders’ equity	$117,953	$82,341

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OmniVision Reports Fourth-Quarter and Fiscal-Year 2003 Results

June 11, 2003

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	April 30, 2003	April 30, 2002
Revenues	$39,943	$13,119
Cost of revenues	24,587	6,527

Gross profit	15,356	6,592

Operating expenses:
Research and development	3,299	2,417
Selling, general and administrative	3,125	2,677
Stock-based compensation charge	66	95

Total operating expenses	6,490	5,189

Income from operations	8,866	1,403
Interest income, net	171	204

Income before income taxes	9,037	1,607
Provision for income taxes	2,948	—

Net income	$6,089	$1,607

Net income per share:
Basic	$0.26	$0.07

Diluted	$0.24	$0.07

Shares used in computing net income per share:
Basic	23,229	22,071

Diluted	25,523	23,989

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OmniVision Reports Fourth-Quarter and Fiscal-Year 2003 Results

June 11, 2003

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Year Ended
	April 30, 2003	April 30, 2002
Revenues	$108,998	$46,518
Cost of revenues	66,904	25,983

Gross profit	42,094	20,535

Operating expenses:
Research and development	11,550	7,754
Selling, general and administrative	10,784	11,505
Stock-based compensation charge	398	527
Litigation settlement	—	3,500

Total operating expenses	22,732	23,286

Income (loss) from operations	19,362	(2,751)
Interest income, net	802	1,477

Income (loss) before income taxes	20,164	(1,274)
Provision for income taxes	4,840	—

Net income (loss)	$15,324	$(1,274)

Net income (loss) per share:
Basic	$0.68	$(0.06)

Diluted	$0.61	$(0.06)

Shares used in computing net income (loss) per share:
Basic	22,678	21,862

Diluted	25,100	21,862

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